UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2009

MobiClear Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10822	25-1229323
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

9th Floor, Summit One Tower
530 Shaw Boulevard, Mandaluyong City
Metro Manila, Philippines		1552
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		632-884-1793

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

On August 25, 2009, Mobiclear Inc. issued 4,800,000 shares of common stock in settlement of $14,967 in outstanding debt to two individuals. Each of the two creditors was provided the opportunity to ask questions directly of Mobiclear’s management. No general solicitations were used and the recipients of the common stock acknowledged in writing that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. These transactions were made in reliance on the exemption from registration in Section 4(2) of the Securities Act of 1933 for transactions not involving any public offering.

On August 25, 2009, Mobiclear issued 2,000,000 shares of common stock in settlement of $6,070 in outstanding debt to one individual. That individual was provided the opportunity to ask questions directly of Mobiclear’s management. No general solicitation was used. The creditor acknowledged in writing that he was not a resident of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

On September 1, 2009, Mobiclear issued 1,200,000 shares of common stock in settlement of $3,660 in outstanding debt to one creditor. That creditor was provided the opportunity to ask questions directly of Mobiclear’s management. No general solicitation was used. The creditor acknowledged in writing that he was not a resident of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

On September 1, 2009, Mobiclear issued an aggregate of 553,784 shares of common stock upon the exercise of options held by its officers and directors. Director Simoun Ung exercised options to purchase 72,328 shares at $0.000056 per share, Director Lim Wong exercised options to purchase 160,580 shares at $0.000004 per share, Chief Executive Officer Stephen Cutler exercised options to purchase 48,000 shares at $0.0000036 per share, and Chief Financial Officer Kenneth Telford exercised options to purchase 272,876 shares at $0.0001 per share. Each of the officers and directors acknowledged in writing that he was not a resident of the United States and that the securities constituted restricted securities and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

On September 1, 2009, Mobiclear issued a promissory note in the amount of $829,186.68 to Peace Solutions, Inc., an entity owned by Mobiclear’s officers and directors, in satisfaction of $829,186.68 owed to those officers and directors for past-due salary and advances made on behalf of Mobiclear that those officers and directors had assigned to Peace Solutions. The note does not bear interest (although interest at 18% per annum will begin to accrue upon any event of default), is due within five days of the holder’s written demand for payment, and is convertible into Mobiclear’s common stock at a conversion price equal to the average closing market price of Mobiclear’s common stock for the 10 trading days immediately preceding the conversion date. Peace Solutions confirmed to Mobiclear that it was not a resident of the United States and acknowledged in writing that the securities constituted restricted securities and that the note and any securities issued upon its conversion would bear a restrictive legend. This transaction was made in reliance on Regulation S.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number	Title of Document	Location

10	Material Contracts
10.22	Convertible Promissory Note dated September 1, 2009	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBICLEAR, INC. Registrant

Date: September 8, 2009	By:	/s/ Kenneth G.C. Telford
Kenneth G.C. Telford
Chief Financial Officer

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